Item 2.02 Results of Operations and Financial Conditions

PRESS RELEASE: On December 16, 2008, National Bancshares Corporation issued a press release containing information regarding the declaration of quarterly dividends. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Exhibits
99.1 National Bancshares Corporation press release dated December 16, 2008.




	Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		National Bancshares Corporation


Date:  December 17, 2008

/s/ David C. Vernon
David C. Vernon
President and Chief Executive Officer